UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2007

MOVIE GALLERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street Dothan, Alabama	36301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(334) 677-2108

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 11, 2007, Movie Gallery US, LLC, a wholly owned subsidiary of Movie Gallery, Inc. (together with its subsidiaries, the “Company”), entered into an Executive Employment Agreement, effective September 22, 2007, with Thomas D. Johnson, Jr., the Company’s Executive Vice President and Chief Financial Officer (the “Employment Agreement”). The terms of the Employment Agreement are substantially similar to the terms of employment agreements that the Company has previously entered into with its other Executive Vice Presidents.

Under the Employment Agreement, Mr. Johnson will continue to receive an annual base salary of $325,000, subject to such increases as the Company’s board of directors in its sole discretion deems appropriate in accordance with the Company’s customary procedures regarding the salaries of its executive officers. Mr. Johnson is also eligible to participate in the executive officer bonus program and other incentive, bonus, cash and equity compensation plans of the Company. The Employment Agreement provides for an initial term of twelve months, subject to automatic renewal thereafter for additional one-year terms unless either party gives notice of its intent not to renew at least thirty days prior to the expiration of the then-current term. Pursuant to the Employment Agreement, either the Company or Mr. Johnson may terminate his employment at any time. However, if the company terminates Mr. Johnson due to a Termination Without Cause or upon a Constructive Termination, each as defined in the Employment Agreement, Mr. Johnson is entitled to severance in an amount between one and one and a half times his annual base salary and any and all stock options held by Mr. Johnson become fully vested.

In addition, the Employment Agreement also provides that Mr. Johnson agrees not to disclose Company trade secrets for so long as such information is protected under applicable law, not to disclose other confidential information of the Company for five years after termination, and, for one year after termination, not to compete with the Company, to be employed by or perform services for a competitor of the Company, to solicit any employee of the Company, or to otherwise invest in or assist any competitor of the Company. Furthermore, Mr. Johnson agrees not to disparage the Company for one year following termination. A copy of the Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Executive Employment Agreement, dated September 22, 2007, between Movie Gallery US, LLC and Thomas D. Johnson, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC. Date: October 17, 2007

/s/ S. Page Todd
S. Page Todd
Executive Vice President, Secretary and General Counsel